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                                                                    EXHIBIT 12.1

                                  TIME WARNER
                       RATIO OF EARNINGS TO FIXED CHARGES
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
                                                                                             HISTORICAL
                                                                      ---------------------------------------------------------
                                               PRO FORMA
                                      ----------------------------     THREE MONTHS
                                      THREE MONTHS        YEAR             ENDED                YEARS ENDED DECEMBER 31,
                                         ENDED           ENDED           MARCH 31,       --------------------------------------
                                       MARCH 31,      DECEMBER 31,    ---------------                        RESTATED
                                          1995            1994        1995       1994     1994      1993       1992       1992
                                      ------------    ------------    ----       ----    ------    ------    --------    ------
                                                                    (IN MILLIONS, EXCEPT RATIOS)
Earnings:
    Net income (loss) before income
      taxes and extraordinary
      item.........................       $(35)          $ (152)      $(15)      $(19)   $   89    $   81     $  323     $  320
    Interest expense...............        275              983        210        182       769       698        287        729
    Amortization of capitalized
      interest.....................         --                2         --         --         2        --          1         19
    Portion of rents representative
      of an interest factor........         13               52         13         13        52        54         52         85
    Adjustment for partially owned
      subsidiaries and 50% owned
      companies....................        158              603        180        159       665       663        590         97
    Undistributed losses of less
      than 50% owned companies.....         17               82         17         25        82        47         56         56
                                         -----           ------       ----       ----    ------    ------    --------    ------
        Total earnings.............       $428           $1,570       $405       $360    $1,659    $1,543     $1,309     $1,306
                                         -----           ------       ----       ----    ------    ------    --------    ------
                                         -----           ------       ----       ----    ------    ------    --------    ------
Fixed Charges:
    Interest expense...............       $275           $  983       $210       $182    $  769    $  698     $  287     $  729
    Capitalized interest...........         --                2         --         --         2        --         --         15
    Portion of rents representative
      of an interest factor........         13               52         13         13        52        54         52         85
    Adjustment for partially owned
      subsidiaries and 50% owned
      companies....................        158              606        180        159       668       664        571         81
                                         -----           ------       ----       ----    ------    ------    --------    ------
        Total fixed charges........       $446           $1,643       $403       $354    $1,491    $1,416     $  910     $  910
                                         -----           ------       ----       ----    ------    ------    --------    ------
                                         -----           ------       ----       ----    ------    ------    --------    ------
Ratio of earnings to fixed charges
  (deficiency in the coverage of
  fixed charges by earnings before
  fixed charges)...................       $(18)          $  (73)      1.0x       1.0x      1.1x      1.1x       1.4x       1.4x
                                         -----           ------       ----       ----    ------    ------    --------    ------
                                         -----           ------       ----       ----    ------    ------    --------    ------


                                      1991      1990
                                     ------    ------

Earnings:
    Net income (loss) before income
      taxes and extraordinary
      item.........................  $   52    $ (145)
    Interest expense...............     912     1,096
    Amortization of capitalized
      interest.....................      23        22
    Portion of rents representative
      of an interest factor........      78        74
    Adjustment for partially owned
      subsidiaries and 50% owned
      companies....................      73        57
    Undistributed losses of less
      than 50% owned companies.....      56        17
                                     ------    ------
        Total earnings.............  $1,194    $1,121
                                     ------    ------
                                     ------    ------
Fixed Charges:
    Interest expense...............  $  912    $1,096
    Capitalized interest...........      17        19
    Portion of rents representative
      of an interest factor........      78        74
    Adjustment for partially owned
      subsidiaries and 50% owned
      companies....................      45        33
                                     ------    ------
        Total fixed charges........  $1,052    $1,222
                                     ------    ------
                                     ------    ------
Ratio of earnings to fixed charges
  (deficiency in the coverage of
  fixed charges by earnings before
  fixed charges)...................    1.1x    $ (101)
                                     ------    ------
                                     ------    ------
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